United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NAUTILUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NAUTILUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. (the “Company”) will be held on Monday, May 8, 2006, at the Company’s World Headquarters, 16400 SE Nautilus Drive, Vancouver, Washington 98683, beginning at 10:00 a.m. Pacific Daylight Time, for the following purposes:

1. To elect a board of directors, consisting of nine (9) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. To ratify the selection of the Company’s registered independent public accounting firm; and

3. To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on March 9, 2006, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting at which management will present a review of the Company’s operations for the year ended December 31, 2005. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors

WILLIAM D. MEADOWCROFT Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

April 4, 2006

2006 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NAUTILUS, INC.

16400 SE Nautilus Drive

Vancouver, Washington 98683

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 8, 2006

General

Our Board of Directors is furnishing this proxy statement and the accompanying Annual Report to Shareholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2006 annual meeting of shareholders or any adjournment thereof. The annual meeting will be held on Monday, May 8, 2006, beginning at 10:00 a.m., Pacific Daylight Time at the following location:

Nautilus World Headquarters

16400 SE Nautilus Drive

Vancouver, Washington 98683

We are bearing all expenses associated with this solicitation. Our officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of shareholders in person or by telephone or facsimile transmission. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We reserve the right to retain an outside proxy solicitation firm; the expense of which we estimate will not exceed $10,000.

Our Board of Directors has designated the two persons named on the enclosed proxy card, Greggory C. Hammann and William D. Meadowcroft, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about April 4, 2006 to our shareholders of record as of March 9, 2006.

Our principal executive offices are located at 16400 SE Nautilus Drive, Vancouver, Washington 98683. As used in this proxy statement, the terms “we,” “our,” “us,” “Nautilus,” and “Company” refer to Nautilus, Inc. and its subsidiaries.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

•	delivering written notice of revocation to our Secretary;

•	delivering an executed proxy bearing a later date to our Secretary; or

•	attending the annual meeting and voting in person.

Record Date

Our Board of Directors has fixed the close of business on March 9, 2006 as the record date for determining which of our shareholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 32,800,986 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Vote Required to Approve the Proposals

If a quorum is present at the annual meeting:

(i) the nine nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors; and

(ii) the ratification of Deloitte & Touche LLP as our registered independent public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election. Abstentions will also not affect the outcome of the proposal to ratify Deloitte & Touche LLP as our registered independent public accounting firm.

Effect of Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposals to be voted upon at the annual meeting of shareholders. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on these matters. Such “broker non-votes” will be counted for determining whether there is a quorum, but will not be counted as votes “for” or “against.” Thus broker non-votes will not have any effect on the election of directors or the ratification of Deloitte & Touche LLP as our registered independent public accounting firm.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, and FOR the ratification of Deloitte & Touche LLP as our registered independent public accounting firm. If other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence and Lead Independent Director

The Board of Directors has determined that the director nominees standing for election, with the exception of Greggory C. Hammann, our Chief Executive Officer, are each an “independent director” for purposes of the Company’s Corporate Governance Guidelines and Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. The Board of Directors has further determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence.

Peter A. Allen has served as the Lead Independent Director pursuant to the Company’s Corporate Governance Policies since March 2004. The Lead Independent Director presides at the executive sessions of the Board of Directors and reviews and consults with the Chairman and Chief Executive Officer concerning the agenda for each regular meeting of the Board. The Lead Independent Director may also periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

Board Structure and Committee Composition

Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The full text of each committee charter and our Corporate Governance Guidelines are available on the Company’s website located at www.nautilus.com.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the registered independent public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and registered independent public accounting firm. In fulfilling its duties, the Audit Committee, among other things, shall:

(a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the registered independent public accounting firm;

(b) review and discuss with management and the registered independent public accounting firm, prior to release to the general public and legal and regulatory agencies, the annual audited financial statements and quarterly financial statements, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements;

(c) review and discuss the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures;

(d) review with management and the internal audit manager the internal audit charter and plan, and the purpose, authority, activities, staffing and organizational structure of the internal audit function;

(e) review and discuss with management and the registered independent public accounting firm, the effectiveness of the Company’s internal financial controls and the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing; and

(f) establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of ethics.

Directors Robert S. Falcone (Chairman), Paul F. Little, Ronald P. Badie and Marvin G. Siegert serve on the Audit Committee. The Board of Directors has determined that Mr. Falcone is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate, knowledgeable and able to review and understand financial statements. In 2005, the Audit Committee met eight (8) times.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer compensation plans, policies and programs of the Company. The Compensation Committee also acts as the administrator of the Company’s 2005 Long Term Incentive Plan and the 1995 Stock Option Plan. In fulfilling its duties, the Compensation Committee, among other things shall:

(a) (i) review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, (ii) evaluate the chief executive officer’s performance in light of these established goals and objectives, and (iii) based upon these evaluations, set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

(b) (i) review and approve on an annual basis the evaluation process and compensation structure for the Company’s senior executive officers, (ii) evaluate the performance of the Company’s senior executive officers, and (iii) approve the annual compensation, including salary, bonus, incentive and equity compensation, for such senior executive officers;

(c) review the Company’s stock option and other stock-based plans and recommend changes in such plans to the Board as needed; and

(d) prepare and publish an annual executive compensation report in the Company’s proxy statement.

Directors Peter A. Allen (Chairman), Frederick T. Hull, Donald W. Keeble and Diane L. Neal serve on the Compensation Committee. In 2005, the Compensation Committee met seven (7) times and took action by unanimous written consent one (1) time.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the membership and function of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

(a) identify individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting;

(b) review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee;

(c) develop and recommend to the Board for its approval a set of corporate governance guidelines;

(d) develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees; and

(e) review on an annual basis director compensation and benefits.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating and Corporate Governance Committee, Attention: Chairman, Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, WA 98683. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on the Board. In evaluating particular candidates, the Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

The Nominating and Corporate Governance Committee is composed of Peter A. Allen (Chairman), Donald W. Keeble, Frederick T. Hull and Diane L. Neal. In 2005, The Nominating and Corporate Governance Committee met seven (7) times.

Meeting Attendance

In 2005, the Company’s Board of Directors held eleven (11) meetings. During 2005, no director attended fewer than 75% of the meetings of the Board of Directors or any committees of which the director was a member.

All Board members are expected to prepare for, attend and participate in meetings of the Board and of committees on which they serve. The Board of Directors does not currently have a specific policy with regard to attendance of Board members at our annual meeting of shareholders; however, we attempt to hold a regularly scheduled Board meeting in conjunction with our annual meeting of shareholders.

Code of Business Conduct and Ethics

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which is a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial officer. The Code of Ethics provides that only the Board of Directors may make a waiver of the Code of Ethics for officers and directors.

You can view the Code of Ethics on our website at www.nautilus.com. A copy of the Code of Ethics will be provided in print without charge to any shareholder who submits a request in writing to Corporate Communications, Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, Washington 98683.

DIRECTOR COMPENSATION

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors. Director compensation increased to the amounts shown below on June 6, 2005. Prior to June 6, 2005 outside directors received an annual retainer of $35,000, Board and committee meeting fees of $2,000 per day, plus travel expenses, and annual stock option grants exercisable for 10,000 shares of common stock.

Non-Employee Director Compensation Table for 2005

Annual Retainer (payable monthly)	$ 35,000
Board Meeting Fee	$ 1,000
Committee Meeting Fee	$ 1,000
Annual Audit Committee Chairman Fee (payable monthly)	$ 10,000
Annual Compensation Committee Chairman Fee (payable monthly)	$ 5,000
Annual Nominating & Corporate Governance Committee Chairman Fee (payable monthly)	$ 5,000
Annual Stock Option Grants (on date of election or re-election to the Board)	5,000 shares

On June 6, 2005, our Board of Directors granted to each non-employee director an option to purchase 5,000 shares of our common stock at an exercise price equal to the market price of our common stock at close of trading on the New York Stock Exchange on the date prior to the grant date ($27.68 per share). The options vest fully after one year. Directors who are Company employees receive no additional or special remuneration for serving as directors.

Shareholder Communications with Directors

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: Nautilus, Inc., 16400 SE Nautilus Drive, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with our amended and restated bylaws, our Board of Directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by our Board of Directors. At the time of this proxy statement, the Board has nine (9) directors.

Nominees

At the annual meeting, our shareholders will elect a Board of nine directors to serve until the 2007 annual meeting or until their respective successors are elected and qualified. Our Board of Directors has nominated the individuals listed below to serve on our Board. All of the nominees currently are members of our Board of Directors. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board of Directors may provide for a lesser number of directors or designate a substitute. If our Board of Directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than nine nominees.

Name	Age	Has Been a Director Since
Peter A. Allen	45	2002
Ronald P. Badie	63	2005
Robert S. Falcone	59	2003
Greggory C. Hammann	43	2003
Frederick T. Hull	68	2001
Donald W. Keeble	56	2004
Paul F. Little	62	1999
Diane L. Neal	49	2004
Marvin G. Siegert	57	2005

Peter A. Allen has served on our Board of Directors since 2002. Mr. Allen is a Partner and Managing Director at Technology Partners International, a global consulting services firm. Technology Partners International advises major corporations in the evaluation, negotiation, implementation and management of outsourcing services agreements. Mr. Allen has maintained this position since July 2001. From December 1998 to June 2001, Mr. Allen served as Chairman, President and Chief Executive Officer of Data Dimensions, Inc., an IT consulting firm. Prior to that, Mr. Allen served as Vice President with Computer Sciences Corporation from 1990 to 1998. Computer Sciences Corporation is a leading global technology services firm specializing in systems integration, consulting and outsourcing. Mr. Allen received a B.S. in Computer Science from the University of Maryland.

Ronald P. Badie joined the Board in August 2005. Mr. Badie spent over 35 years with Deutsche Bank and its predecessor, Bankers Trust Company, retiring in 2002 as Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), the firm’s investment banking subsidiary. Deutsche Bank is an international financial services provider. Over the years, Mr. Badie held a variety of senior level positions with the firm and its predecessor, Bankers Trust Company, in both New York and Los Angeles. Mr. Badie currently serves as a director and audit committee member of Integrated Electrical Services, Inc., Amphenol Corporation., and Merisel Inc. Mr. Badie is a graduate of Bucknell University and received an MBA from New York University’s Stern School of Business.

Robert S. Falcone has served on our Board of Directors since 2003. Mr. Falcone, who has over 33 years of management and board experience, is President and Chief Executive Officer of Catalyst Acquisition Group. Mr. Falcone has maintained this position since January 2005. From 2003 to 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc., one of the world’s largest business consulting firms. Mr. Falcone is the former Senior Vice President and Chief Financial Officer of 800.com, an Internet retailer of consumer electronics, and was the Chief Financial Officer of Nike, Inc. from 1992 to 1998. He also spent over 21 years with Price Waterhouse LLP, the last 8 years as a partner. Mr. Falcone is a board member of RadioShack Corporation and International Microcomputer Software, Inc. and received his B.S. in Business Administration, Accounting from Villanova University.

Greggory C. Hammann has served on our Board of Directors and as President and Chief Executive Officer since joining Nautilus in July 2003. Mr. Hammann was appointed Chairman of the Board in March 2004. From 2001 to 2003, he served in a variety of executive positions with Levi Strauss and Company, a global leader in the apparel industry. From 1996 to 2000, Mr. Hammann held a variety of executive marketing and strategic planning positions with The Coca-Cola Company. Prior to Coca-Cola, he held various positions in sales, marketing and general management with companies including McLeodUSA, Rayovac, Famous Footwear, and Procter and Gamble. Currently, Mr. Hammann serves on the board of directors of RedEnvelope, Inc. and Plantronics, Inc. Mr. Hammann received a B.B.A. from the University of Iowa and a M.B.A. from the University of Wisconsin.

Frederick T. Hull has served on our Board of Directors since 2001. Mr. Hull, a veteran of 35 years with the Nestlé/Carnation Company, is the past President of Nestlé Brands Foodservice Company, the foodservice division of Nestlé USA. Mr. Hull received a B.S. in Business Administration from the University of Colorado.

Donald W. Keeble has served on our Board of Directors since July 2004. Mr. Keeble was with Kmart Corporation, a large consumer retail company, for 29 years, most recently as its President of Store Operations. Mr. Keeble is a managing partner of Harvard Group International, an executive search firm. He also serves as President of AKK Consulting, which provides management and organizational consulting to a broad range of businesses. Mr. Keeble has completed executive programs in business management and retailing with Harvard Business School, University of Michigan and Babson College, and has an undergraduate degree in Business Administration from Columbus State University.

Paul F. Little has served on our Board of Directors since 1999. Mr. Little is President of Westover Investments Inc., an investment company. From 1986 to 1999 he was a principal of a Toronto-based merchant bank, Gornitzki, Thompson & Little and President of GTL Securities Inc., a related securities dealer. From 1980 to 1985, Mr. Little was Vice President and Chief Financial Officer of Union Gas Ltd., a Canadian natural gas utility. Mr. Little currently serves on the boards of four Canadian public companies including Denison Mines, Inc., Medisystem Technologies, Inc., World Point Terminals, Inc., and Echelon General Insurance Company. Mr. Little is a Canadian Chartered Accountant. He holds a M.B.A. from the University of British Columbia and a B.A. in Economics from the University of Toronto.

Diane L. Neal has served on our Board of Directors since October 2004. Ms. Neal has over 24 years of consumer retail experience and joined Gap, Inc, a global leader in retail apparel, as Senior Vice President Merchandising for Gap Outlet in November of 2004. Ms. Neal was promoted to President for Gap Outlet in April of 2005. From 1985 to 2004 Ms. Neal held a variety of positions at Target Corporation, a large general merchandise retailer, including President of the Mervyn’s subsidiary. Ms. Neal has a degree in business from Michigan State University.

Marvin G. Siegert joined our Board of Directors in August 2005. Mr. Siegert has been President and Chief Operating Officer of The Pyle Group LLC, a private equity investment group, since 1996. Prior to The Pyle Group, Mr. Siegert spent 26 years with Rayovac Corporation, where he held various positions, with his most recent position as Senior Vice President and Chief Financial Officer. Rayovac Corporation is a manufacturer of batteries and lighting products. Mr. Siegert graduated from the University of Wisconsin, Whitewater and has a master’s degree in management from the University of Wisconsin, Madison.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR each of the nominees named in this proxy statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our registered independent public accounting firm to audit our consolidated financial statements for 2006. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Deloitte & Touche as our registered independent public accounting firm during 2005 and 2004. There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. A representative of Deloitte & Touche is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement on behalf of Deloitte & Touche if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our Audit Committee has restricted the non-audit services that Deloitte & Touche may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor,” effective April 2003.

Under these policies, with Audit Committee pre-approval, the Company may use Deloitte & Touche for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that the Company requests Deloitte & Touche to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees billed for professional services by Deloitte & Touche in 2005 and 2004 for these various services were approximately:

Type of Fees	2005	2004
Audit Fees	$1,408,000	$829,000
Audit-Related Fees	109,000	64,000
Tax Fees	72,000	123,000
All Other Fees	182,000	—

Total	$1,771,000	$1,016,000

“Audit fees” are fees we paid Deloitte & Touche for professional services for the audit of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements including the audit required by Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-related fees” are fees billed by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice, and tax planning. “All other fees” are fees billed by Deloitte & Touche to us for any services not included in the first three categories. None of the services disclosed above under “Audit Related Fees,” “Tax Fees,” or “All Other Fees” were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered independent public accounting firm.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche as our registered independent public accounting firm.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of March 12, 2006 by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock; and (4) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Directors, Executive Officers and 5% Shareholders	Shares Beneficially Owned
	Number		Percentage(1)
Snow Capital Management, L.P. 2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143	3,396,495	(2)	10.4%
Endowment Capital, L.P. 1105 N. Market Street, 15th Floor Wilmington, DE 19801	3,193,829	(3)	9.7%
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, KS 66202	2,294,200	(4)	7.0%
Friess Associates LLC 115 East Snow King Jackson, WY 83001	1,875,000	(5)	5.7%
Par Investment Partners, L.P. One International Place, Suite 2401 Boston, MA 02110	1,735,200	(6)	5.3%
Greggory C. Hammann	311,000	(7)	*
Timothy E. Hawkins	31,000	(8)	*
William D. Meadowcroft	45,050	(9)	*
Darryl K. Thomas	10,000	(10)	*
Stephen L. Eichen	30,814	(11)	*
Peter A. Allen	17,800	(12)	*
Ronald P. Badie	7,500	(13)	*
Robert S. Falcone	18,000	(14)	*
Frederick T. Hull	23,880	(15)	*
Donald W. Keeble	10,000	(16)	*
Paul F. Little	1,480,915	(17)	4.5%
Diane L. Neal	10,000	(18)	*
Marvin G. Siegert	6,500	(19)	*
Directors and executive officers collectively (13 persons)	2,002,459		6.1%

*	Less than 1%.

(1)	All percentages have been calculated assuming that 32,800,986 shares of our common stock are issued and outstanding. Shares which the person or group has the right to acquire within 60 days after March 12, 2006 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.
(2)	Information based on a Schedule 13G/A filed by Snow Capital Management, L.P. on March 2, 2006.
(3)	Information based on a Schedule 13D filed by Endowment Capital, L.P. on February 15, 2006. Endowment Capital, L.P. disclosed shared voting power as to 3,193,829 shares and shared dispositive power as to 3,193,829 shares.

(4)	Information based on a Schedule 13G filed by Waddell & Reed Financial, Inc. on February 1, 2006.
(5)	Information based on a Schedule 13G filed by Friess Associates, LLC on February 14, 2005.
(6)	Information based on a Schedule 13G filed by Par Investment Partners, L.P. on February 6, 2006.
(7)	Includes 280,000 shares issuable upon the exercise of options.
(8)	Includes 28,000 shares issuable upon the exercise of options.
(9)	Includes 27,000 shares issuable upon the exercise of options.
(10)	Includes 10,000 shares issuable upon exercise of options.
(11)	Includes 30,500 shares issuable upon exercise of options.
(12)	Includes 17,500 shares issuable upon the exercise of options
(13)	Includes 5,000 shares issuable upon exercise of options.
(14)	Includes 15,000 shares issuable upon exercise of options.
(15)	Includes 21,280 shares issuable upon exercise of options.
(16)	Includes 10,000 shares issuable upon exercise of options.
(17)	Includes 21,280 shares issuable upon exercise of options and 502,009 shares held by Westover Investments, Inc., of which Mr. Little is the sole shareholder and director.
(18)	Includes 10,000 shares issuable upon exercise of options.
(19)	Includes 5,000 shares issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2005 were met, except that Stephen Eichen failed to timely file a Form 4 to reflect stock transactions covering 323 shares of common stock.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The Board of Directors elects all officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current position(s) with Nautilus	Officer Since
Greggory C. Hammann	43	President, Chief Executive Officer and Chairman	2003
Timothy E. Hawkins	39	President, Fitness Equipment Division	2004
William D. Meadowcroft	43	Chief Financial Officer, Secretary and Treasurer	2004
Stephen L. Eichen	52	Chief Information Officer	2004
Darryl K. Thomas	46	President, International Equipment Business	2004
Wayne M. Bolio	49	Chief Administrative Officer	2004

For information on Greggory C. Hammann’s business background, see “Nominees” under “Election of Directors” above.

Timothy E. Hawkins joined Nautilus in February 2004 as Chief Customer Officer and assumed the duties of Chief Marketing Officer in October 2004. Mr. Hawkins was promoted to President of the Fitness Equipment Business in January of 2006. Prior to joining Nautilus, Mr. Hawkins was Vice President of Sales for Levi Strauss and Company, a global leader in the apparel industry, where he began his service in November 2001. From April

1997 to November 2001, Mr. Hawkins led various National Account sales groups for the Fountain Division of Coca-Cola. Prior to Coca-Cola, Mr. Hawkins held executive marketing positions with Famous Footwear and sales management positions with Rayovac Corp. Mr. Hawkins received a B.A. from the University of Wisconsin-Whitewater.

William D. Meadowcroft joined Nautilus in 2000 as the Corporate Controller. Mr. Meadowcroft was appointed as Principal Accounting Officer in July 2004 and Chief Financial Officer, Secretary and Treasurer in March 2005. Mr. Meadowcroft has over 20 years of accounting and finance experience, including eight years with Deloitte & Touche in Portland, Oregon and Ernst & Young in Providence, Rhode Island. From 1997 to 2000, he worked as Controller for the American Automobile Association of Oregon/Idaho, which represents and protects motorists’ interests. Mr. Meadowcroft has been a Certified Public Accountant in Oregon, has a B.S. in Accounting from Pennsylvania State University, and has a M. Div. degree from Western Seminary in Portland, Oregon.

Stephen L. Eichen has been with Nautilus since September 2002, serving first as the Vice President of Information Technology for the Direct Division. Mr. Eichen was promoted to Chief Information Officer in March 2004. Prior to joining Nautilus, Mr. Eichen was a Senior Manager for Deloitte & Touche LLP, providing information systems and project management consulting services, from 1999 to 2002. From 1985 to 1999, Mr. Eichen held operations management and senior information systems management positions for The Boeing Company. Prior to The Boeing Company, Mr. Eichen served as Senior Associate for the Institute of Management Resources from 1982 to 1985, an operations and systems consulting company serving Fortune 500 manufacturing clients. He has been certified C.P.I.M. by the American Production and Inventory Control Society, and is a member of the Project Management Institute. Mr. Eichen received his B.S. in Biology and his M.S. in Management and Policy Sciences from the State University of New York at Stony Brook.

Darryl K. Thomas joined Nautilus in January 2004 as Senior Vice President, Strategic Planning and assumed the Senior Vice President, International Operations responsibilities in May 2004. Mr. Thomas was promoted to the President of the International Equipment Business in January of 2006. From February 2002 to January 2004, Mr. Thomas served in a variety of executive marketing and strategic planning positions with Levi Strauss and Company, a global leader in the apparel industry. From 1988 to 2002, Mr. Thomas held a variety of positions in global sales management, sales training and planning with The Coca-Cola Company. Prior to Coca-Cola, he held sales related positions at Xerox Corporation and AT&T. Mr. Thomas received a B.B.A. from the University of North Texas and an M.B.A. from the University of Texas at Austin.

Wayne M. Bolio was promoted to Chief Administrative Officer in January of 2006. Mr. Bolio joined Nautilus in June 2003 as Vice President, Human Resources. He was appointed Senior Vice President, Human Resources in March 2004 and Senior Vice President, Law and General Counsel in May 2004. From 1997 to 2002 he served as the chief human resources officer for Consolidated Freightways, a major transportation company, and most recently held the position of Vice President of Human Resources and Assistant General Counsel. Prior to that, he was employed by Southern Pacific Transportation Company as Assistant General Counsel with responsibility for labor relations, human resources, and employment law matters. Mr. Bolio received a B.A. from the University of California at Berkeley and a J.D. from UCLA.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation we paid to our Chief Executive Officer and other executive officers for 2005. These individuals are referred to collectively in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation ($)(5)
Greggory C. Hammann, President and Chief Executive Officer(6)	2005	545,641	—	340,000	2,212,500	60,000	—	11,547
	2004	500,000	200,000	—	—	100,000	—	8,637
	2003	229,167	550,000	1,044,565	—	850,000	—	1,707,423

Timothy E. Hawkins, Chief Customer Officer and Chief Marketing Officer(7)	2005	285,189	—	111,935	—	—	—	4,759
	2004	229,168	46,112	156,137	—	90,000	—	—
	2003	—	—	—	—	—	—	—

William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer	2005	205,387	—	—	—	30,000	—	3,943
	2004	154,125	15,413	—	—	15,000	—	4,438
	2003	147,731	8,864	—	—	20,000	—	3,974

Darryl K. Thomas, Sr. Vice President, Strategic Planning and Project Management(8)	2005	228,321	—	—	—	—	—	4,759
	2004	200,961	32,154	108,748	—	50,000	—	—
	2003	—	—	—	—	—	—	—

Stephen L. Eichen, Chief Information Officer(9)	2005	223,112	—	—	—	—	—	6,300
	2004	208,980	33,437	—	—	50,000	—	5,938
	2003	195,000	11,700	15,197	—	20,000	—	1,462

(1)	The positions listed are as of December 31, 2005. Our current executive officers and their titles are listed above under Executive Officers.
(2)	The 2005 salaries for Messrs. Hammann, Hawkins, Meadowcroft, Thomas and Eichen, were $550,000, $286,000, $275,000, $229,000 and $224,700, respectively. The salary amounts listed above are prorated based on hire date, departure date and timing of the 2005 annual compensation review. The 2006 salaries for Messrs. Hammann, Hawkins, Meadowcroft, Thomas and Eichen are $550,000, $286,000, $275,000, $229,000 and $224,700, respectively.
(3)	The Board of Directors has sole discretion in establishing bonus awards. All bonuses awarded in 2005, 2004 and 2003 were in accordance with the performance-based criteria established by the Board of Directors in January 2005, January 2004, and January 2003, respectively.
(4)	The dollar value of performance units indicated in this column are equal to the number of performance units granted during such years multiplied by the closing price of our common stock on the date of grant. Mr. Hammann was granted a performance unit award on December 1, 2005 (the “Initial Award”) that entitles him to receive 62,500 shares of the Company’s common stock if, for any completed fiscal year ending on or before December 31, 2011, he is employed by the Company on the last day of such fiscal year, and the Company’s earnings per share for such fiscal year equal or exceed two dollars ($2.00). The year in which the Performance Goal for the Initial Award is achieved is referred to as the “Initial Award Year”. In addition, Mr Hammann received a second performance unit award on December 1, 2005 that entitles him to receive 62,500 additional shares of the Company’s common stock if the performance goal for the Initial Award is achieved and the Company’s earnings per share in the fiscal year immediately following the Initial Award Year increase by 10% or more over the earnings per share of the Initial Award Year.
(5)	Except as described in note (6) below, All Other Compensation consists of Company matching contribution to the Nautilus, Inc. 401(k) Savings Plan.
(6)	Mr. Hammann’s 2005 Other Annual Compensation includes a $340,000 payment resulting from the first amendment to his 2003 nonstatutory stock option agreement. In addition, Mr. Hammann’s All Other

Compensation for 2005 and 2004 includes Company paid premiums for disability insurance in the amount of $5,768 and Company paid premiums for life insurance in the amount of $1,020. Mr. Hammann’s All Other Compensation for 2003 includes Company paid premiums for disability insurance in the amount of $6,403, and Company paid premiums for life insurance in the amount of $1,020, and stock options granted at an exercise price below market of $1,700,000 that vest in equal installments over a five year period.

(7)	In 2005 and 2004, Mr. Hawkins received a relocation bonus of $75,388 and $150,000, respectively. The 2004 relocation bonus payment vests in monthly installments over a two-year period. In addition, in 2005 and 2004 he received $36,547 and $6,137, respectively for gross up for taxes associated with relocation expenses.
(8)	In 2004, Mr. Thomas received a one-time relocation bonus payment of $100,000 that vests in monthly installments over a two-year period. In addition, he received compensation of $8,748 for gross up for taxes associated with relocation expenses.
(9)	Mr. Eichen received payments for corporate housing totalling $15,197 during 2003.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock option grants to the Named Executive Officers during 2005.

Option Grants in Last Fiscal Year(1)

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In 2005(2)	Exercise Price ($/ Share)(3)	Expiration Date	Grant Date Present Value ($)(4)
Greggory C. Hammann	60,000	20.9	20.73	1/31/2015	8.09
William D. Meadowcroft	30,000	10.4	21.68	2/23/2015	8.46

(1)	Option grants in excess of 10,000 options vest in one-fifth increments on each of the first five anniversaries of the grant date.
(2)	During 2005, the Board of Directors granted options to purchase a total of 287,500 shares of Nautilus common stock to employees.
(3)	The exercise price per share equaled the closing price of the shares on the day before the grant date. The exercise price may be adjusted in the future only upon the occurrence of specific events that would dilute the Company’s share capital.
(4)	The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) a dividend yield of 1.7%; (c) a risk-free interest rate of 4.2%; and (d) an expected volatility of 43%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes the number and value of options exercised by the Named Executive Officers during 2005 and the value of options held by such persons as of December 31, 2005.

Aggregated Option Exercises in 2005 and

Fiscal Year End Option Values(1)

			Number of Securities Underlying Unexercised Options at Year End (#)		Value of Unexercised In-the-Money Options at Year End ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Greggory C. Hammann	177,000	3,254,940	183,000	650,000	1,444,900	4,457,700
Timothy E. Hawkins	—	—	18,000	72,000	76,900	307,600
William D. Meadowcroft	13,875	217,838	21,000	54,000	66,160	99,240
Darryl K. Thomas	5,000	66,950	5,000	40,000	15,000	161,400
Stephen L. Eichen	—	—	25,500	54,500	103,210	247,440

(1)	Where applicable, option amounts above reflect the 3 for 2 stock splits paid in August 2000, January 2001, and August 2001.
(2)	The value realized is calculated based on the closing price of the Company’s common stock as reported by the New York Stock Exchange on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.
(3)	The market value of underlying securities is based on the difference between the closing price of the Company’s common stock on December 31, 2005 (as reported by the New York Stock Exchange) and the exercise price.

Long-Term Incentive Plan Awards

The following table sets forth information concerning awards made to the Named Executive Officers during 2005 under long-term incentive plans.

Long-Term Incentive Plans—Awards in Last Fiscal Year

				Estimated Future Payouts Under Non-Stock price-Based Plans
Name	Number of shares, units awarded (#)		Performance period until maturation or payout	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Greggory C. Hammann	62,500	(1)	2005-2011	—	62,500	62,500
Greggory C. Hammann	62,500	(2)	2005-2011	—	62,500	62,500

(1)	Mr. Hammann was granted a performance unit award on December 1, 2005 (the “Initial Award”) that entitles him to receive 62,500 shares of the Company’s common stock if, for any completed fiscal year ending on or before December 31, 2011, he is employed by the Company on the last day of such fiscal year, and the Company’s earnings per share for such fiscal year equal or exceed two dollars ($2.00). The year in which the Performance Goal for the Initial Award is achieved is referred to as the “Initial Award Year”.
(2)	Mr Hammann received a second performance unit award on December 1, 2005 that entitles him to receive 62,500 additional shares of the Company’s common stock if the performance goal for the Initial Award is achieved and the Company’s earnings per share in the fiscal year immediately following the Initial Award Year increase by 10% or more over the earnings per share of the Initial Award Year.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements—General

Each of our Named Executive Officers has entered into an employment agreement with the Company. The salary under each of these agreements is set each year by the Board of Directors and is listed above in the Summary Compensation Table. The executives are also entitled to reimbursement for reasonable out-of-pocket expenses. The Company may terminate any of the employment agreements by providing the executive with between 3 and 12 months notice of such termination depending on the specific agreement. Upon the receipt of such notice, the Company may elect to employ the Executive Officer during the notice period or terminate employment immediately. In the event that the Company elects to terminate the Executive Officer for reasons other than cause as defined in the employment agreement, all unpaid salary that would have been paid to the executive during the remaining term of his employment would become immediately due and payable.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements—President and Chief Executive Officer

In addition to the employment terms applicable to all our Named Executive Officers, our President and Chief Executive Officer, Greggory C. Hammann, is entitled to certain other payments and benefits under the terms of his employment agreement with the Company, dated December 1, 2005. The following is a summary of these terms.

Annual Bonus. Mr. Hammann’s 2004 and 2005 annual bonuses were not a fixed amount, but were determined in the same manner as bonuses paid to our other executive officers. Mr. Hammann earned a $200,000 annual bonus for 2004 and none for 2005.

Relocation Bonus. Mr. Hammann was paid a one-time $1,000,000 relocation bonus that vests in equal annual installments over a three-year period. In the event that prior to July 2, 2006 Mr. Hammann is terminated for cause or terminates his employment for reasons other than certain Company acts outlined in the employment agreement, the unvested portion must be repaid to the Company.

Stock Options. Upon joining the Company in 2003, Mr. Hammann was granted stock options with an exercise price of $8.39 per share for 850,000 shares of common stock that vest in equal annual installments over a five-year period. The exercise price is $2.00 less than the closing price of the shares on the day before the grant date. Due to law changes under the “American Jobs Creation Act of 2004”, on December 31, 2005 this stock option was amended to increase the price per share to $10.39 on any stock option vesting on or after January 1, 2005. During the remaining vesting period, Nautilus will make a payment to Mr. Hammann on each subsequent vesting date in an amount equal to $2 multiplied by the number of shares that vest on such date.

Performance Unit Award. Mr. Hammann was granted a performance unit award on December 1, 2005 that entitles him to receive 62,500 shares of the Company’s common stock if, for any completed fiscal year ending on or before December 31, 2011, he is employed by the Company on the last day of such fiscal year, and the Company’s earnings per share for such fiscal year equal or exceed two dollars ($2.00). The year in which the Performance Goal for the Initial Award is achieved is referred to as the “Initial Award Year”.

In addition, Mr Hammann received a second performance unit award on December 1, 2005 that entitles him to receive 62,500 additional shares of the Company’s common stock if the performance goal for the Initial Award Year is achieved and the Company’s earnings per share in the fiscal year immediately following the Initial Award Year increase by 10% or more over the earnings per share of the Initial Award Year.

Termination Without Cause. Should Mr. Hammann be terminated by the Company without cause or should Mr. Hammann terminate his employment in response to certain acts by the Company described in the employment agreement, Mr. Hammann is entitled to receive his base salary accrued through the date of termination plus severance equal to twenty four months’ base salary. The Company will also continue health benefits for Mr. Hammann and his covered dependents, at active-employee premium rates, during the period in which he is entitled to severance payments. Furthermore, Mr. Hammann will receive a pro-rated bonus payment for the portion of the fiscal year completed prior to the termination, calculated on the basis of the average bonus paid to Mr. Hammann in the three preceding fiscal years. In addition, the stock option exercisable for up to 850,000 shares of common stock that was granted to Mr. Hammann when he joined the Company in 2003 (the “Initial Option Award”) will continue to vest as if Mr. Hammann had remained employed during the twenty four-month period in which he is entitled to receive severance pay. The Initial Option Award will also be exercisable for fifteen months after the date of termination of employment as to the shares vested on or before such date of termination and for fifteen months after the date of vesting as to shares vesting after the date of termination.

Termination for Cause. If the Company terminates Mr. Hammann’s employment for cause, upon the death or disability of Mr. Hammann, or if Mr. Hammann terminates his employment for reasons other than the Company acts outlined in Mr. Hammann’s agreement, the Company shall have no payment obligations other than Mr. Hammann’s base salary accrued through the date of termination, and all further stock option vesting shall cease as of the date of termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Peter A. Allen (Chairman), Donald W. Keeble and Diane L. Neal. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Hammann, current President, Chief Executive Officer and Chairman of the Board, participated in compensation discussions during 2005, he did not participate in any deliberations or decisions regarding this own compensation.

REPORT ON EXECUTIVE COMPENSATION *

The Compensation Committee of the Board of Directors administers our executive compensation program. The purpose of the Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to compensation of the Company’s executives, and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

As part of its mandate, the Compensation Committee is responsible for: (1) determining the most effective overall executive compensation strategy based upon our needs and consistent with shareholder interests; (2) administering our executive compensation program and policies; (3) monitoring our performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted.

Compensation Philosophy

The Company’s executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate and individual performance and is supplemented by long-term incentives in the form of stock options. The Compensation Committee believes that this compensation program increases the mutuality of interest between our executive officers and shareholders.

Base Salary. The Compensation Committee sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized public companies in the healthy lifestyle products and retail industries. The Compensation Committee approves base salary ranges for our executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the

Compensation Committee establishes a base salary for each executive officer based on individual performance, the executive officer’s level of responsibility and the importance of the position to us.

Annual Bonus. In the first quarter of each year, the Board of Directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the Board of Directors evaluates corporate performance in light of these goals. If we meet or surpass the pre-established performance goals, the Compensation Committee generally will award a bonus to each executive officer equal to between 40% and 100% of his or her base salary. However, the Compensation Committee has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers, whether or not the Company achieves its performance goals.

Stock Options. The Compensation Committee views stock options as the key long-term element in its performance-based executive compensation program. The Compensation Committee grants stock options to executive officers based on the Board’s estimation of each executive officer’s contribution to our long-term growth and profitability. As of June 2005, the Compensation Committee grants stock options to an executive officer with an exercise price equal to the market price on the day before the grant date and vests in one-fourth increments over a four-year period. See “Option Grants in Last Fiscal Year” for a summary of options granted to our executive officers during 2005.

Performance Units. The Compensation Committee may also grant performance units to executive officers based on the Board’s estimation of each executive officer’s contribution to the Company’s long-term growth and profitability. Generally, performance units entitle the executive to receive shares of the Company’s common stock if the Company achieves specified long-term performance goals, such as targeted annual earnings per share.

Other Benefits. Executive officers participate in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. With the exception of our President and Chief Executive Officer, we generally do not expect any of our employee’s salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant stock options that meet those requirements so that we may properly deduct option compensation recognized by an optionee.

2005 Compensation of Chief Executive Officer

Greggory C. Hammann’s compensation package was determined and approved by the Compensation Committee after consideration of chief executive compensation of comparably sized public companies in the healthy lifestyle products and retail industries, and in light of competitive practices among companies seeking to hire executives of Mr. Hammann’s stature. In 2005, the Compensation Committee also retained an independent compensation consulting firm to act as an advisor in this process.

Base Salary. The Compensation Committee determined and approved Mr. Hammann’s 2005 annual salary of $550,000. Mr. Hammann’s salary was determined in the same manner as described in “Base Salary” above with respect to all officers. The Compensation Committee will review Mr. Hammann’s base salary annually.

Annual Bonus. In 2005 Mr. Hammann did not earn an annual bonus as determined and approved by the Compensation Committee in the same manner as described in “Annual Bonus” above with respect to all officers.

Stock Options. On January 31, 2005, Mr. Hammann was granted a stock option exercisable for 60,000 shares of common stock with an exercise price of $20.73 per share, which vests in equal annual installments over a five-year period. The exercise price equals the closing price of our common stock on the day before the grant date.

Performance Unit Award. On December 1, 2005, Mr. Hammann was granted performance units which entitle him to receive a share of the Company’s common stock for each performance unit, for any completed fiscal year in which certain targets are met. The Company’s stock price on the date of the grant was $17.70 per share and 125,000 performance units were issued and outstanding at December 31, 2005. The targets established are related to (1) the Company’s Earnings Per Share reaching certain targets and (2) meeting or exceeding certain growth objectives in the Company’s Earnings Per Share.

Other Benefits. Along with the other executive officers, our CEO participates in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees. The Company’s CEO also has a long-term disability and a life insurance policy as part of his compensation package.

Respectfully Submitted,

Peter A. Allen

Frederick T. Hull

Donald W. Keeble

Diane L. Neal

* The Report of the Compensation Committee describes the compensation policies and rationale with respect to our executive officers during 2005. The information contained in the Report shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such Report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph and table comparing the cumulative total shareholder return of our common stock with the cumulative total return of the NYSE Composite Index and the S&P SmallCap 600 Index for the period commencing on May 5, 1999 (the date of our initial U.S. public offering) and ending on December 31, 2005. The S&P 600 Small Cap Index was chosen because we do not believe we can reasonably identify an industry index or specific peer issuer that would offer a meaningful comparison. The S&P SmallCap 600 Index represents a broad-based index of companies with similar market capitalization. Our common stock was added to the S&P SmallCap 600 on March 19, 2003.

The graph assumes that $100 was invested in our common stock at the initial United States public offering price and each index on May 5, 1999. The comparisons in this table are set forth in response to Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS *

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is comprised of four non-employee, independent directors: Robert S. Falcone, Paul F. Little, Ronald P. Badie and Marvin G. Siegert. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The registered independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee is responsible for the oversight of the Company’s internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with management and the Company’s registered independent public accounting firm.

The Audit Committee acts under a written charter adopted and approved by our Board of Directors as described under “The Audit Committee” above. The members of the Audit Committee are “independent,” as such term is defined under applicable New York Stock Exchange listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and Deloitte & Touche LLP, the Company’s registered independent public accounting firm. In addition, the Audit Committee has discussed and reviewed with the registered independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, and, with and without management present, discussed and reviewed the results of the registered independent public accounting firm’s audit of the financial statements. Additionally, the Audit Committee has received the written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with Deloitte & Touche LLP the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

Robert S. Falcone

Paul F. Little

Ronald P. Badie

Marvin G. Siegert

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

SHAREHOLDER PROPOSALS

To be considered for inclusion in our 2007 proxy statement, we must receive all shareholder proposals intended to be presented at our 2007 annual meeting of shareholders at our principal executive office no later than January 9, 2007. Our amended and restated bylaws require shareholders to deliver proposals they intend to present at our 2007 annual meeting to our principal executive office no later than 120 calendar days (January 9, 2007), and no earlier than 180 calendar days (November 9, 2006), prior to the first anniversary of our 2006 annual meeting.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

William D. Meadowcroft

Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

April 4, 2006

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card 123456 C0123456789 12345

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

For Withhold

01 - Peter A. Allen 02 - Ronald P. Badie 03 - Robert S. Falcone

04 - Greggory C. Hammann 05 - Frederick T. Hull 06 - Donald W. Keeble

07 - Paul F. Little 08 - Diane L. Neal 09 - Marvin G. Siegert

B Issues

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

2. Ratification of Selection of Independent Public Accounting Firm.

For Against Abstain

Please mark the box, if you plan to attend the Meeting.

3. Upon such other matters as may properly come before, or incident to the conduct of the annual meeting or any adjournment thereof, the proxy holders shall vote in such manner as they determine to be in our best interests of Nautilus, Inc.

Management is not presently aware of any such matters to be presented for action at the annual meeting.

OUR BOARD OF DIRECTORS IS SOLICITING THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE

NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign below exactly as your name appears on this proxy card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one proxy card, please sign and return all such cards in the accompanying envelope. Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 0 8 8 1 1 U P X C O Y

001CD40001 00JMJA

Proxy - Nautilus, Inc.

Proxy for Annual Meeting of Shareholders to be Held May 8, 2006

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 24, 2006, and names, constitutes and appoints Greggory C. Hammann and William D. Meadowcroft, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 10:00 a.m. PDT on May 8, 2006, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 9, 2006, with all the powers that the undersigned would possess if personally present.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 16400 SE Nautilus Drive, Vancouver, Washington 98683, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed on the reverse side appears at the annual meeting and elects in writing to vote in person.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 8, 2006. THANK YOU FOR VOTING

Annual Meeting Proxy Card

A Election of Directors

1. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

For Withhold For Withhold For Withhold

01 - Peter A. Allen 02 - Ronald P. Badie 03 - Robert S. Falcone

04 - Greggory C. Hammann 05 - Frederick T. Hull 06 - Donald W. Keeble

07 - Paul F. Little 08 - Diane L. Neal 09 - Marvin G. Siegert

B Issues

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

For Against Abstain

2. Ratification of Selection of Independent Public Accounting Firm.

3. Upon such other matters as may properly come before, or incident to the conduct of the annual meeting or any adjournment thereof, the proxy holders shall vote in such manner as they determine to be in our best interests of Nautilus, Inc.

Management is not presently aware of any such matters to be presented for action at the annual meeting.

OUR BOARD OF DIRECTORS IS SOLICITING THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE

NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign below exactly as your name appears on this proxy card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one proxy card, please sign and return all such cards in the accompanying envelope. Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 0 8 8 2 1 U P X C O Y

001CD40001 00JMKA

Proxy - Nautilus, Inc.

Proxy for Annual Meeting of Shareholders to be Held May 8, 2006

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 24, 2006, and names, constitutes and appoints Greggory C. Hammann and William D. Meadowcroft, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 10:00 a.m. PDT on May 8, 2006, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 9, 2006, with all the powers that the undersigned would possess if personally present.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 16400 SE Nautilus Drive, Vancouver, Washington 98683, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed on the reverse side appears at the annual meeting and elects in writing to vote in person.

(Continued and to be voted on reverse side.)